Exhibit 5.1
[Dorsey & Whitney LLP Letterhead]
Board of Directors
Uroplasty, Inc.
5420 Feltl Road
Minnetonka, MN 55343-7982
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Uroplasty, Inc., a Minnesota corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) relating to the offer and sale by the Company from time to time of (i) its common stock, $.01 par value (the “Common Stock”) and (ii) warrants to purchase Common Stock (the “Warrants” and together with the Common Stock, the “Securities”) for an aggregate initial offering price of up to $50,000,000.
     In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Restated Articles of Incorporation, the Company’s Amended and Restated By-Laws, resolutions of the Company’s Board of Directors, and such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.
     Based on the foregoing and subject to the qualifications discussed below, we are of the opinion that:
     1. The shares of Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company’s Restated Articles of Incorporation, and when issued and delivered against payment therefor, and if issued upon the exercise or any Warrants, when issued and delivered as contemplated by the terms thereof and of the applicable warrant agreement relating thereto, will be validly issued, fully paid and non-assessable by the Company.
     2. When (a) the issuance, execution and delivery by the Company of any Warrants shall have been duly authorized by all necessary corporate action of the Company, (b) the warrant agreement relating thereto shall have been executed and delivered by the Company and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement binding on the Company, and (c) such Warrants shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the warrant agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Form 8-K, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     The opinions set forth above are subject to the following qualifications and exceptions:
     (a) Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors’ rights.

     (b) Our opinions stated above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (c) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, (i) the resolutions referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement and any required post-effective amendment thereto, (iii) the Registration Statement, the Prospectus and any and all Prospectus Supplements required by applicable law have all become effective under the Securities Act of 1933, as amended (the “Securities Act”), and will be effective at such time, (iv) such Securities will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement, and in compliance with the Securities Act, the rules and regulations thereunder, and any applicable state securities laws, all as then in effect, (vii) neither the issuance and sale of such Securities nor the compliance by the Company with the terms thereof will result in a violation of the Articles of Incorporation or Bylaws of the Company as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over the Company, and (viii) the Company has a sufficient number of shares of Common Stock authorized under its Articles of Incorporation as then in effect.
     Our opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States of America.
     We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Dated: June 2, 2010

Very truly yours,
/s/ DORSEY & WHITNEY LLP

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